Exhibit 99.1

Press Release

For further information: Media: Kerry Beth Daly Fleishman-Hillard P: (617) 267-8223 E: dalyk@fleishman.com	Investor Relations and Corporate Communications: Amy Hedison EXACT Sciences P: (508) 683-1252 E: ahedison@exactsciences.

EXACT SCIENCES REVISES 2004 GUIDANCE FOR
PREGEN-PLUS™ ACCESSIONS

Marlborough, Mass. – September 29, 2004 – EXACT Sciences Corporation (NASDAQ: EXAS) reports today that it is reducing its prior guidance for PreGen-Plus accessions for 2004.  The Company previously stated that its accession goal for 2004 was 10,000 units.  Based on expected accession volume through the third quarter of 2004 of more than 3,000 units, the Company has concluded that it likely will not achieve its goal of 10,000 accessions by year end.

“As we have stated before, we expect that significant increases in PreGen-Plus accessions will be driven by the achievement of certain catalysts, such as the inclusion of PreGen-Plus in the Medicare program, and its adoption as a standard of care through inclusion in screening guidelines,” commented Don Hardison, EXACT Sciences’ President and CEO.  “We believe that the impetus for these catalysts will be the publication of our Multi-Center Study in a peer-reviewed journal, which we expect before year end.  The Company remains focused on using its resources judiciously as it prepares for achieving these catalysts.”

Mr. Hardison will be speaking at 8:30 a.m. (Eastern Daylight Time) today at the UBS Global Life Sciences Conference being held in New York. The webcast of the presentation may be accessed at EXACT Sciences’ website, www.exactsciences.com, through the Investor Relations page.

About EXACT Sciences Corporation

EXACT Sciences Corporation is a leader in rapidly applying genomics knowledge to develop effective, patient-friendly screening methods to detect cancer early, to assist physicians in saving patients’ lives.  Its first commercial test, PreGen-Plus™, is used for screening colorectal cancer in the average-risk population.  Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, its future sales volumes, revenues and expenses, its business outlook and business momentum (including the size of the potential market for its technologies), the future inclusion of its products in reimbursement guidelines, the coverage of its technologies by peer-reviewed journals, the Company’s marketing and sales strategies and programs and their likely future success, and the effectiveness and market acceptance of its technologies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things, the ability of EXACT Sciences to become profitable; the success of its strategic relationship with LabCorp; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ products and services; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the inclusion of PreGen-Plus in cancer screening guidelines; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; competition; and the ability to raise additional capital on acceptable terms.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent SEC filings.